Exhibit 10.1

REAL ESTATE SALES CONTRACT

THIS AGREEMENT made this 8th day of September 2022 by and between ________________ (hereinafter referred to as “Seller”), and Nocera, Inc. (hereinafter referred to as “Purchaser”).

l. PURCHASE AND SALE: Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller the real estate consisting of 229 acres +/- located in Montgomery County, Alabama. NOTE: This property is being sold as a whole and not on a per acre basis. Therefore no adjustment will be made to the purchase price (either up or down) if the survey shows more or less than 229 acres.

Parcel #’s: 15 03 06 1 007 001.000 (74 acres), 15 03 06 4 000 001.000 (147 acres), 15 03 06 3 000 001.001 (8 acres). Please see Exhibit A.

2. PURCHASE PRICE: The Purchase price for the property shall be Eight Hundred Seventy-Five Dollars ($875,000). Purchase Price is payable as follows:

A. The sum of Ten Thousand Dollars ($10,000.00) as earnest money (“Earnest Money”) will be deposited in escrow with GREAT SOUTHERN LAND, LLC within Three (3) business days of acceptance of this contract to guarantee the faithful performance by Purchaser hereunder and to be applied to the purchase price at closing.

B. The balance of the purchase price of Eight Hundred Sixty-Five Dollars ($865,000), plus or minus prorations, is to be paid at closing.

3. CLOSING: The closing shall occur on or before October 31, 2022, or as otherwise mutually agreed upon in writing by the parties herein. Concurrently with closing, Purchaser shall pay the balance of the purchase price then due Seller. Upon full payment of the purchase price by Purchaser, Seller shall deliver to Purchaser the Deed as provided herein.

4. REPRESENTATION:

(a)       Any documents, cruises, compilations, timber inventories, surveys, plans, plats, aerial photographs, maps of any type, specifications, reports and studies made available to PURCHASER by SELLER OR GREAT SOUTHERN LAND are provided as information only. SELLER AND GREAT SOUTHERN LAND have not made, does not make, and has not authorized anyone else to make any representation as t (i) the existence or nonexistence of access to or from the Real Property or any portion thereof; (ii) the number of acres in the Real Property; (iii) the volume, condition or quality of timber on the Real Property; (iv) logging conditions or feasibility; (v) the volume, condition or quality of minerals on the Real Property; (vi) the availability of railroad, water, sewer, electrical, gas or other utility services; (vii) the amount of water frontage or road frontage, (viii) the environmental conditions or requirements of the Real Property; (ix) the suitability of the Real Property for any purpose; (x) the current or projected income or expenses of the Real Property; or, (xi) any other matters related to the Real Property. SELLER AND GREAT SOUTHERN LAND HEREBY EXPRESSLY DISCLAIM AND NEGATES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, RELATING TO THE CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE REAL PROPERTY, INCLUDING WITHOUT LIMITATION ANY WARRANTY RELATING TO THE CONDITION OF THE REAL PROPERTY, ITS SUITABILITY FOR PURCHASER’S PURPOSES OR THE STATUS OF THE PROPERTY’S MAINTENANCE OR OPERATION. SELLER AND GREAT SOUTHERN LAND DO NOT MAKE ANY REPRESENTATIONS OR WARRANTIES THAT THE REAL PROPERTY MAY BE USED FOR ANY PURPOSE WHATSOEVER.

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(b)      PURCHASER expressly acknowledges that: (i) SELLER OR GREAT SOUTHERN LAND has not made any representations or warranties whatsoever concerning the Real Property or any matters pertaining to the Real Property; and (ii) in entering into this Contract, PURCHASER is not relying on any such representations or warranties.

(c)      PURCHASER has examined and inspected or shall fully examine and inspect the Real Property and become thoroughly familiar with the title, condition, status and suitability of the Real Property. Unless PURCHASER terminates this Contract by reason of any right to do so under this Contract, PURCHASER is willing to and PURCHASER shall purchase the Real Property and SELLER shall sell the Real Property “AS IS, WHERE IS, with all faults” at the Closing.

5. CONVEYANCE: At Closing, Seller shall convey to Purchaser by Statutory Warranty Deed fee simple title to the real estate, subject only to the following:

A.      Ad valorem taxes for the current year and subsequent years

B.       Any Easements and Rights-of-Way for roads, railroads, telephone, power, or gas lines, or any public utilities, as recorded

C.       Any prior recorded lease, reservation, or conveyance of minerals (all mineral rights owned are being transferred)

These exceptions are hereinafter referred to as “Permitted Exceptions”. All recording references are to the records of the Office of the Judge of Probate, Montgomery County, Alabama.

In the event the abstract, title opinion or title binder fails to show a good and merchantable fee simple title, the SELLER, after receiving a written notice of defects from the PURCHASER, will have up to 30 days to cure such defect. If the SELLER is unable to cure the defect within 30 days then the PURCHASER is entitled to a full refund of the earnest money OR PURCHASER can waive such defect and elect to proceed with the purchase of the property.

6. POSSESSION: Possession of the real estate shall be delivered to Purchaser at Closing.

7. PRORATIONS: Current year ad valorem taxes shall be prorated as of the date of Closing, and Purchaser shall assume and agree to pay all ad valorem taxes which shall become due and owing upon said Property after Closing. Seller will credit Purchaser for Seller’s portion of the taxes at Closing.

8. CLOSING COSTS: Purchaser agrees to pay for any costs associated with financing, title insurance, and recording costs. Seller agrees to pay deed preparation, title search, and survey. The closing attorney fees will be split 50-50 between Purchaser and Seller. Bart Crum with Crum-Ellis to be the closing attorney.

9. REMEDIES: In the event this Agreement is terminated due to Purchaser's default, then Earnest Money as shown herein shall be forfeited as liquidated damages and said earnest money so forfeited shall be divided equally between the Seller and Broker or the Seller may proceed for specific performance. If the Agreement is terminated due to Seller’s default Purchaser may proceed for specific performance.

10. ASSIGNMENT: Purchaser shall have the right to assign its rights under this Agreement. Upon any such assignment, Purchaser shall remain liable hereunder with his assignee.

11. CONDITION OF PROPERTY: Purchaser understands that the Premises are being sold “as is” and in their present condition without warranty or representation of any kind, express or implied, by Seller or any agent or Broker of Seller, and Purchaser acknowledges that Seller has not agreed to perform any work on or about the Premises. Purchaser assumes all risks with respect to the physical condition of the Premises and the income and expenses attributable thereto. Seller has no knowledge of any environmental problems with the property. Seller agrees not to remove any timber, gates or other appurtenances from property.

12. FINANCING CONTINGENCY: This sale is contingent on the Purchaser obtaining financing. In the event that the Purchaser cannot get financing the Earnest Money will be refunded to the Purchaser and this contract will be considered void.

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13. ADDITIONAL CONDITIONS:

A. Entire Agreement: This Agreement contains the entire agreement of Purchaser and Seller, and:

i. Shall not be altered, modified or changed except by an instrument in writing, executed by or on behalf of Purchaser and Seller;

ii. Supersedes any and all previous agreements, negotiations, representations and undertakings between Purchaser and Seller with respect to Property. There are no other warranties, either express or implied, other than those expressly set forth in this Agreement.

B. Facsimile or Counterpart Signatures: This contract may be signed and/or delivered by either party or all parties by facsimile or email and shall be binding upon the party so executing it upon receipt by the other party of the fully executed contract.

C. Governing Law: This Agreement has been prepared in accordance with, and shall be governed pursuant to, the Laws of the State of Alabama. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law; provided, however, that if any provision hereof shall be prohibited, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

D. Benefit: Upon the execution of this Agreement by or on behalf of Purchaser and Seller, the provisions hereof shall be binding on Purchaser and Seller, their respective successors, assigns, grantees and legal representative, if any.

E. Commission: Seller agrees to pay GREAT SOUTHERN LAND, LLC a brokerage commission of 4%. The commission shall be deemed to be earned, and due from Seller, only upon closing of the sale and purchase as provided for herein. Purchaser represents that he has dealt with no party other than GREAT SOUTHERN LAND, LLC and that to Purchaser's knowledge no other party claims a commission on this property.

F. Equipment: Tractor, cutter, broadcaster, taylor disc harrow are all a part of this sale.

G. Furnishings: Seller to remove personal items within 10 days after closing. All other items/furnishings will convey with the sale of this property.

14. AGENCY DISCLOSURE, 34-27-8 (c): The listing agency, GREAT SOUTHERN LAND, LLC is an Agent of: (two boxes may be checked)

X Seller	______Both parties as a limited consensual dual agent
_____Purchaser	________Assisting the buyer/seller as a transaction broker

The selling agency, GREAT SOUTHERN LAND, LLC is an Agent of: (two boxes may be checked)

____Seller	______Both parties as a limited consensual dual agent
____Purchaser	X Assisting the buyer as a transaction broker

Seller’s Initials____________	Purchaser’s Initials: __________

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date above written.

PURCHASER:

NOCERA, INC.

By: /s/ Yin-Chieh Cheng

Name: Yin-Chieh Cheng

Title: CEO

SELLER(S):

________________________________________

_________________________________________

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Exhibit A

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